UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 28, 2012

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State of Incorporation)

001-32347 (Commission File Number)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada (Address of Principal Executive Offices)	89511-1136 (Zip Code)

(775) 356-9029

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 9.01	Financial Statements and Exhibits

Signatures

Exhibit Index

Exhibit 99.1

Ex-99.1	Press Release

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

On August 23, 2012, OrPower 4, Inc. (“OrPower 4”), an indirect wholly-owned subsidiary of Ormat Technologies, Inc. (the “Company”), entered into a Finance Agreement dated as of August 23, 2012 with the Overseas Private Investment Corporation (“OPIC”), an agency of the United States government, to provide limited-recourse senior secured debt financing in an aggregate principal amount of up to $310 million (the “OPIC loan”) for the refinancing and financing of the Company’s Olkaria III geothermal power complex in Naivasha, Kenya.

The OPIC loan is comprised of up to three tranches:

Tranche I of the OPIC loan, in an aggregate principal amount of up to $85 million, will be used primarily to refinance all or part of the outstanding third party debt incurred to finance a portion of the construction costs of the existing Plant 1 at the Olkaria III complex. Tranche II of the OPIC loan, in an aggregate principal amount of up to $180 million, will be used to fund the construction and well field drilling for the expansion of the Olkaria III geothermal power complex to up to 84 MW (Plant 2). The final maturity of Tranche I and Tranche II of the OPIC loan is approximately 18 years.

Disbursements under Tranche I of the OPIC loan will bear interest at a fixed rate, payable quarterly in arrears each March, June, September, and December. Disbursements under Tranche II of the OPIC loan will bear interest at a floating rate from the date of each such disbursement until the commercial operation date of Plant 2, whereupon interest on the outstanding amount of Tranche II will be converted to a fixed rate. Interest on Tranche II will also be payable quarterly in arrears each March, June, September, and December. In each case, the applicable Tranche interest rate will be determined at the time of the actual disbursement of loan proceeds based upon, and in connection with the issuance of certificates of participation in the OPIC loan, the payment of principal and interest on which will be fully guaranteed to the purchasers thereof by OPIC. The OPIC guarantee is backed by the full faith and credit of the United States Government.

Tranche III of the OPIC loan is a stand-by tranche in an aggregate principal amount of up to $45 million, and will be made available to OrPower 4 in the event it elects, in its discretion, to construct a further expansion of the Olkaria III complex of up to an additional 16 MW (Plant 3). Terms and conditions for Tranche III of the OPIC loan will be agreed by OPIC and OrPower 4 in subsequent documentation.

OrPower 4 has a right to make voluntary prepayments of all or a portion of the OPIC loan subject to prior notice, minimum prepayment amounts, and a prepayment premium of 2% in the first two years after the Plant 2 commercial operation date, reducing to 1% in the third year after the Plant 2 commercial operation date, and without premium thereafter. In addition, the OPIC loan is subject to customary mandatory prepayment, including from insurance and condemnation proceeds and from asset sales above certain thresholds. The OPIC loan is also subject to mandatory prepayment to the extent required to maintain a projected ratio of cash flow to debt service of 1.7:1, in the event of certain reductions in the generation capacity of the geothermal power plants.

The OPIC loan is secured by a security interest over substantially all of OrPower 4’s assets and by a pledge of all of the equity interests in OrPower 4. The conditions to disbursement under the Finance Agreement include a requirement that the existing security interests in favor of the third party lenders that financed a portion of the construction costs of Plant 1 be discharged and released such that the security interests granted in favor of OPIC will constitute perfected first priority security interests.

The Finance Agreement contains customary representations and warranties, and customary affirmative and negative covenants applicable to OrPower 4, including, among other affirmative covenants, a historic and projected ratio of cash flow to debt service of 1.1:1.0, maintenance of business, corporate existence, insurance, property rights, and books and records, and including, among other negative covenants, restrictive covenants that limit, subject to certain exceptions, OrPower 4’s ability to incur other indebtedness, pay dividends, make repurchases of equity, merge or consolidate with another person, or grant liens on the collateral securing the OPIC loan.

The Finance Agreement includes customary events of default, including failure to pay any principal, interest or other amounts when due, failure to comply with covenants, breach of representations and warranties, non-payment or acceleration of other debt of OrPower 4, bankruptcy of OrPower 4 or certain of its affiliates, judgments rendered against OrPower 4, expropriation, change of control, and revocation or early termination of security documents or certain project-related agreements, subject to various exceptions and notice, cure and grace periods.

A copy of the press release announcing the OPIC loan is furnished as Exhibit 99.1 and is incorporated by reference into this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished as part of this report on Form 8-K:

99.1	Press release of the Registrant dated August 27, 2012

Safe Harbor Statement

Information provided in this report on Form 8-K may contain statements relating to current expectations, estimates, forecasts and projections about future events that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to the Registrant’s plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see “Risk Factors” as described in Ormat Technologies, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2012.

These forward-looking statements are made only as of the date hereof, and the Registrant undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.

By	/S/ YEHUDIT BRONICKI
	Name:	Yehudit Bronicki
	Title:	Chief Executive Officer

Date: August 28, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of the Registrant dated August 27, 2012